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                                                                     [EXHIBIT 1]

                        PRINCIPAL UNDERWRITER AGREEMENT

THIS AGREEMENT, dated as of the June 26, 1995, made by and between HARTFORD LIFE INSURANCE COMPANY ("HLIC"), a corporation organized and existing under the laws of the State of Connecticut, and HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. ("HSD"), a corporation organized and existing under the laws of the State of Connecticut,

                                  WITNESSETH:

WHEREAS, the Board of Directors of HLIC has registered interests in an individual and group annuity Contract, designated Current Rate Compounding Annuity Contract (referred to as the "Contract") with the Securities and Exchange Commission under the Securities Act of 1933 ("1933 Act"), as amended; and

WHEREAS, HSD has previously agreed to act as distributor in connection with offers and sales of the Contract under the terms and conditions set forth in this Principal Underwriter Agreement.

NOW THEREFORE, in consideration of the mutual agreements made herein, HLIC and HSD agree as follows:

                                       I.

                                  HSD'S DUTIES

1. HSD, as successor principal underwriter to Hartford Equity Sales Company, Inc. for the Contract, will use its best efforts to effect offers and sales of the Contract through broker-dealers that are members of the National Association of Securities Dealers, Inc. and whose registered representatives are duly licensed as insurance agents of HLIC. HSD is responsible for compliance with all applicable requirements of the 1933 Act, as amended, and the rules and regulations relating to the sales and distribution of the Contract, the need for which arises out of its duties as principal underwriter of said Contract.

2. HSD agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contract if any of the foregoing in any way represent the duties, obligations, or liabilities of HLIC as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

3. HSD agrees that it will utilize the then currently effective prospectus relating to the Contract in connection with its selling efforts. As to the other types of sales materials, HSD agrees that it will use only sales materials which conform to the requirements of federal and state insurance laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

4. HSD agrees that it or its duly designated agent shall maintain records as required by the Securities and Exchange Act of 1934, as amended.

5. HSD's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of HSD, HSD shall not be subject to liability under a Contract for any act or omission in the course, or connected with, rendering services hereunder.

                                      II.

1. HLIC reserves the right at any time to suspend or limit the public offering of the Contract upon 30 days' written notice to HSD, except where the notice period may be shortened because of legal action taken by any regulatory agency.

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2.   HLIC agrees to advice HSD immediately:

       (a) Of any request by the Securities and Exchange Commission for amendment of its 1933 Act registration statement or for additional information;

       (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the 1933 Act registration statement relating to units of interest issued with respect to the Contract or of the initiation of any proceedings for that purpose;

       (c) Of the happening of any material event, if known, which makes untrue any statement in said 1933 Act registration statement or which requires a change therein in order to make any statement therein not misleading.

          HLIC will furnish to HSD such information with respect to the Contract in such form and signed by such of its officers and directors as HSD may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. HLIC will also furnish, from time to time, such additional information regarding HLIC's financial condition as HSD may reasonably request.

                                      III.

                                  COMPENSATION

In accordance with an Expense Reimbursement Agreement between HLIC and HSD, HLIC is obligated to reimburse HSD for all operating expenses associated with the services provided on behalf of HLIC under this Principal Underwriter Agreement. No additional compensation is payable in excess of that required under the Expense Reimbursement Agreement.

                                      IV.

                RESIGNATION AND REMOVAL OF PRINCIPAL UNDERWRITER

HSD may resign as a Principal Underwriter hereunder, upon 120 days' prior written notice to HLIC. However, such resignation shall not become effective until a successor Principal Underwriter has been designated and has accepted its duties. HLIC may remove HSD as Principal Underwriter at any time by written notice.

                                       V.

                                 MISCELLANEOUS

1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.

2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

       (a) If to HLIC -- Hartford Life Insurance Company, P.O. Box 2999, Hartford, Connecticut 06104.

       (b) If to HSD -- Hartford Securities Distribution Company, Inc., P.O. Box 2999, Hartford, Connecticut 06104.

     or to such other address as HSD or HLIC shall designate by written notice to the other.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by HLIC and shall be open to inspection any time during the business hours of the HLIC.

4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

5. This Agreement shall be construed and governed by and according to the laws of the State of Connecticut.

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6.   This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

7. (a) This Agreement shall become effective June 26, 1995 and shall continue in effect for a period of two years from that date and, unless sooner terminated in accordance with 7(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually by a majority of the members of the Board of Directors of HLIC.

     (b) This Agreement (1) may be terminated at any time, without the payment of any penalty, either by a vote of a majority of the members of the Board of Directors of HLIC on 60 days' prior written notice to HSD;(2) shall immediately terminate in the event of its assignment and (3) may be terminated by HSD on 60 days' prior written notice to HLIC, but such termination will not be effective until HLIC shall have an agreement with one or more persons to act as successor principal underwriter of the Contract. HSD hereby agrees that it will continue to act as successor principal underwriter until its successor or successors assume such undertaking.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

(Seal)                               HARTFORD LIFE INSURANCE COMPANY
                                     By:    /s/ Thomas M. Marra
                                            -----------------------------------
                                            Thomas M. Marra
                                            Senior Vice President

Attest:                              HARTFORD SECURITIES DISTRIBUTION
                                     COMPANY, INC.
/s/ Lynda Godkin                     By:    /s/ George Jay
-----------------------------------  -----  -----------------------------------
Lynda Godkin                                George Jay
Secretary                                   Controller